Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2017 Fiscal Fourth Quarter and Year End Results

Exceeds Expectations for Revenue, Earnings Per Share, Operating Margin and Cash Flow

BEDFORD, MA, January 10, 2018 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2017.

Revenue was $116.1 million during the quarter compared to $117.7 million in the same quarter last year, a year-over-year decrease of 1% on an actual currency basis and 3% on a constant currency basis. On a non-GAAP basis, revenue was $116.3 million during the quarter compared to $118.0 million in the same quarter last year, a decrease of 1% on an actual currency basis and 3% on a constant currency basis.

On a GAAP basis, diluted earnings per share was $0.34 compared to a diluted loss per share of $1.52 in the same quarter last year.  On a non-GAAP basis, diluted earnings per share was $0.67 compared to $0.62 in the same quarter last year.

Yogesh Gupta, CEO at Progress, said: “Our strong Q4 performance allowed us to achieve better-than-expected revenue, earnings per share, operating margins and cash flow for 2017. We have strengthened our core operations, and now offer the best platform for building next-generation, mission-critical, cognitive-first business applications as well. We look forward to continued momentum in 2018, as we execute on a strategic plan that will drive sustainable, long-term value for all shareholders.”

Additional financial highlights included:

On a GAAP basis in the fiscal fourth quarter of 2017:

•	Revenue was $116.1 million compared to $117.7 million in the same quarter in fiscal year 2016;

•	Income from operations was $28.8 million compared to a loss from operations of $62.4 million in the same quarter last year;

•	Net income was $16.4 million compared to a net loss of $73.8 million in the same quarter last year;

•	Diluted earnings per share was $0.34 compared to a diluted loss per share of $1.52 in the same quarter last year; and

•	Cash from operations was $32.5 million compared to $33.9 million in the same quarter last year.

On a non-GAAP basis in the fiscal fourth quarter of 2017:

•	Revenue was $116.3 million compared to $118.0 million in the same quarter last year;

•	Income from operations was $49.1 million compared to $42.6 million in the same quarter last year;

•	Operating margin was 42% compared to 36% in the same quarter last year;

•	Net income was $32.1 million compared to $30.5 million in the same quarter last year;

•	Diluted earnings per share was $0.67 compared to $0.62 in the same quarter last year; and

•	Adjusted free cash flow was $32.4 million compared to $32.4 million in the same quarter last year.

Paul Jalbert, CFO, said: “We are pleased with our financial performance for Q4 and for the full year. We delivered on our commitment to operate our business efficiently, exceeding our cost-savings targets by reducing our total expenses by over $30 million. We are confident in our ability to generate continued strong operating margins and cash flows, and are well-positioned to achieve our financial goals in 2018."

Other fiscal fourth quarter and 2017 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $183.6 million at the end of the quarter;

•	DSO was 47 days, compared to 48 days in the fiscal third quarter of 2017 and 50 days in the fiscal fourth quarter of 2016;

•
Pursuant to the $250 million share authorization of the Board of Directors, Progress repurchased 0.8 million shares for $30.0 million during the fiscal fourth quarter of 2017. For the full fiscal year, Progress repurchased 2.2 million shares for $73.9 million; and

•
On January 5, 2018, our Board of Directors declared a quarterly dividend of $0.14 per share of common stock that will be paid on March 15, 2018 to shareholders of record as of the close of business on March 1, 2018.

Full Year Results

On a GAAP basis in the fiscal year 2017:

•	Revenue was $397.6 million compared to $405.3 million in fiscal year 2016, a year-over-year decrease of 2% on both an actual and constant currency basis;

•	Income from operations was $70.6 million compared to a loss from operations of $29.7 million in the prior fiscal year;

•	Net income was $37.4 million compared to a net loss of $55.7 million in the prior fiscal year;

•	Diluted earnings per share was $0.77 compared to a diluted loss per share of $1.13 in the prior fiscal year; and

•	Cash from operations was $105.7 million compared to $102.8 million in the prior fiscal year.

On a non-GAAP basis in the fiscal year 2017:

•	Revenue was $398.6 million compared to $407.4 million in fiscal year 2016, a year-over-year decrease of 2% on both an actual and constant currency basis;

•	Income from operations was $144.5 million compared to $123.1 million in the prior fiscal year;

•	Operating margin was 36% compared to 30% in the prior fiscal year;

•	Net income was $92.5 million compared to $82.3 million in the prior fiscal year;

•	Diluted earnings per share was $1.91 compared to $1.65 in the prior fiscal year; and

•	Adjusted free cash flow was $121.5 million compared to $100.6 million in the prior fiscal year.

2018 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2018 and the first fiscal quarter ending February 28, 2018:

(In millions, except percentages and per share amounts)	FY 2018 GAAP	FY 2018 Non-GAAP	Q1 2018 GAAP	Q1 2018 Non-GAAP
Revenue	$398 - $404	$399 - $404	$90 - $93	$90 - $93
Diluted earnings per share	$1.14 - $1.21	$2.29 - $2.35	$0.15 - $0.19	$0.46 - $0.48
Operating margin	19% - 20%	35% - 36%	*	*
Adjusted free cash flow	$115 - $121	$115 - $120	*	*
Effective tax rate	26%	22%	*	*
*We do not provide guidance for this financial measure.

Progress' fiscal 2018 financial guidance is based on current exchange rates. The positive currency translation impact on Progress' fiscal year 2018 business outlook compared to 2017 exchange rates is approximately $4.0 million on GAAP and non-GAAP revenue. The currency translation impact on the fiscal 2018 GAAP and non-GAAP diluted earnings per share guidance is approximately $0.01. The positive currency translation impact on Progress' fiscal Q1 2018 business outlook compared to 2017 exchange rates is approximately $2.0 million on GAAP and non-GAAP revenue. The currency translation impact on Progress' fiscal Q1 2018 GAAP and non-GAAP diluted earnings per share guidance is approximately $0.01. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal fourth quarter of 2017 will be broadcast live at 5:00 p.m. ET on Wednesday, January 10, 2018 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-967-7134, pass code 7064924. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, impairment of acquired intangible assets, stock-based compensation expense, fees related to shareholder activist, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. The acquisition-related revenue relates to Telerik, which we acquired on December 2, 2014, and Kinvey, which we acquired on June 1, 2017. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Impairment of goodwill and acquired intangibles - In fiscal year 2016, we exclude impairment charges applicable to goodwill and acquired intangible assets because such expenses distort trends and are not part of our core operating results. Such impairment charges are inconsistent in amount and frequency and we believe that eliminating these amounts, when significant and not reflective of ongoing business and operating results, facilitates a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•
Fees related to shareholder activist - In September 2017, Praesidium Investment Management, one of our largest shareholders, publicly announced in a Schedule 13D filed with the Securities and Exchange Commission its disagreement with our strategy and stated that it was seeking changes in the composition of our Board of Directors. In fiscal year 2017, we have incurred, and in fiscal year 2018 we expect to incur, professional and other fees relating to Praesidium’s actions. We exclude these fees because they distort trends and are not part of our core operating results.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•
Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above. In addition, in fiscal year 2016, we adjusted our income tax provision to remove from non-GAAP income the positive impact of an out-of-period adjustment recorded to the income tax provision during the fiscal second quarter of 2016.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries strengthen, our consolidated results stated in U.S. dollars are positively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”

“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Our business could be negatively affected by the actions of stockholder activists. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2016 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2017, May 31, 2017 and August 31, 2017. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying mission-critical business applications. Progress empowers enterprises and ISVs to build and deliver cognitive-first applications that harness big data to derive business insights and competitive advantage. Progress offers leading technologies for easily building powerful user interfaces across any type of device, a reliable, scalable and secure backend platform to deploy modern applications, leading data connectivity to all sources, and award-winning predictive analytics that brings the power of machine learning to any organization. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2017	November 30, 2016	% Change	November 30, 2017	November 30, 2016	% Change
Revenue:
Software licenses	$45,963	$48,497	(5)%	$124,406	$134,863	(8)%
Maintenance and services	70,116	69,227	1	273,166	270,478	1
Total revenue	116,079	117,724	(1)	397,572	405,341	(2)
Costs of revenue:
Cost of software licenses	1,405	1,317	7	5,752	5,456	5
Cost of maintenance and services	10,575	11,543	(8)	43,299	44,760	(3)
Amortization of acquired intangibles	5,979	3,678	63	20,108	15,496	30
Total costs of revenue	17,959	16,538	9	69,159	65,712	5
Gross profit	98,120	101,186	(3)	328,413	339,629	(3)
Operating expenses:
Sales and marketing	26,229	32,853	(20)	96,345	121,501	(21)
Product development	21,243	22,786	(7)	76,988	88,587	(13)
General and administrative	12,401	10,478	18	45,739	46,532	(2)
Impairment of goodwill and intangible assets	—	92,000	(100)	—	97,051	(100)
Amortization of acquired intangibles	3,318	3,179	4	13,039	12,735	2
Fees related to shareholder activist	2,020	—	100	2,020	—	100
Restructuring expenses	3,486	1,463	138	22,210	1,692	1,213
Acquisition-related expenses	614	791	(22)	1,458	1,240	18
Total operating expenses	69,311	163,550	(58)	257,799	369,338	(30)
Income (loss) from operations	28,809	(62,364)	146	70,614	(29,709)	338
Other (expense) income, net	(728)	(1,097)	34	(5,027)	(5,571)	10
Income (loss) before income taxes	28,081	(63,461)	144	65,587	(35,280)	286
Provision for income taxes	11,652	10,332	13	28,170	20,446	38
Net income (loss)	$16,429	$(73,793)	122%	$37,417	$(55,726)	167%

Earnings (loss) per share:
Basic	$0.35	$(1.52)	123%	$0.78	$(1.13)	169%
Diluted	$0.34	$(1.52)	122%	$0.77	$(1.13)	168%
Weighted average shares outstanding:
Basic	47,489	48,631	(2)%	48,129	49,481	(3)%
Diluted	48,171	48,631	(1)%	48,516	49,481	(2)%

Cash dividends declared per common share	$0.140	$0.125	12%	$0.515	$0.125	312%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2017	November 30, 2016
Assets
Current assets:
Cash, cash equivalents and short-term investments	$183,609	$249,754
Accounts receivable, net	61,210	65,678
Other current assets	18,588	20,621
Total current assets	263,407	336,053
Property and equipment, net	42,261	50,105
Goodwill and intangible assets, net	409,935	358,894
Other assets	3,115	9,775
Total assets	$718,718	$754,827
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$69,661	$59,778
Current portion of long-term debt	5,819	15,000
Short-term deferred revenue	132,538	128,960
Total current liabilities	208,018	203,738
Long-term deferred revenue	9,750	8,801
Long-term debt	116,090	120,000
Other long-term liabilities	8,776	15,659
Shareholders’ equity:
Common stock and additional paid-in capital	249,836	239,496
Retained earnings	126,248	167,133
Total shareholders’ equity	376,084	406,629
Total liabilities and shareholders’ equity	$718,718	$754,827

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Cash flows from operating activities:
Net income (loss)	$16,429	$(73,793)	$37,417	$(55,726)
Depreciation and amortization	11,572	9,525	42,896	39,321
Stock-based compensation	4,594	3,531	14,153	22,541
Other non-cash adjustments	(2,792)	94,033	32	97,813
Changes in operating assets and liabilities	2,712	638	11,188	(1,104)
Net cash flows from operating activities	32,515	33,934	105,686	102,845
Capital expenditures	(2,512)	(2,042)	(3,377)	(5,786)
Repurchases of common stock, net of issuances	(27,222)	(5,930)	(63,913)	(69,270)
Dividend payments to shareholders	(5,975)	—	(24,126)	—
Payments for acquisitions, net of cash acquired	—	—	(77,150)	—
Payments of principal on long-term debt and debt issuance costs	(1,174)	(1,875)	(12,424)	(9,375)
Other	(3,339)	(7,017)	9,159	(9,939)
Net change in cash, cash equivalents and short-term investments	(7,707)	17,070	(66,145)	8,475
Cash, cash equivalents and short-term investments, beginning of period	191,316	232,684	249,754	241,279
Cash, cash equivalents and short-term investments, end of period	$183,609	$249,754	$183,609	$249,754

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2017	November 30, 2016	% Change	November 30, 2017	November 30, 2016	% Change
Segment revenue:
OpenEdge	$77,639	$77,672	—%	$276,172	$276,267	—%
Data Connectivity and Integration	18,044	17,157	5	40,955	48,009	(15)
Application Development and Deployment	20,396	22,895	(11)	80,445	81,065	(1)
Total revenue	116,079	117,724	(1)	397,572	405,341	(2)
Segment costs of revenue and operating expenses:
OpenEdge	19,959	19,399	3	72,497	72,938	(1)
Data Connectivity and Integration	2,798	3,896	(28)	9,329	12,760	(27)
Application Development and Deployment	6,749	10,625	(36)	26,645	40,180	(34)
Total costs of revenue and operating expenses	29,506	33,920	(13)	108,471	125,878	(14)
Segment contribution:
OpenEdge	57,680	58,273	(1)	203,675	203,329	—
Data Connectivity and Integration	15,246	13,261	15	31,626	35,249	(10)
Application Development and Deployment	13,647	12,270	11	53,800	40,885	32
Total contribution	86,573	83,804	3	289,101	279,463	3
Other unallocated expenses (1)	57,764	146,168	(60)	218,487	309,172	(29)
Income (loss) from operations	28,809	(62,364)	146	70,614	(29,709)	338
Other (expense) income, net	(728)	(1,097)	34	(5,027)	(5,571)	10
Income (loss) before provision for income taxes	$28,081	$(63,461)	144%	$65,587	$(35,280)	286%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization and impairment of acquired intangibles, impairment of goodwill, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	FY 2016
License	$48,497	$24,322	$25,592	$28,529	$45,963	$124,406	$134,863
Maintenance	60,188	59,138	59,898	60,536	61,826	241,398	238,377
Professional services	9,039	7,510	7,723	8,245	8,290	31,768	32,101
Total revenue	$117,724	$90,970	$93,213	$97,310	$116,079	$397,572	$405,341

Revenue by Region

(In thousands)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	FY 2016
North America	$68,471	$50,305	$51,430	$55,703	$66,504	$223,942	$229,203
EMEA	35,301	29,844	30,646	31,830	38,039	130,359	130,818
Latin America	8,407	5,023	5,637	5,009	5,489	21,158	21,156
Asia Pacific	5,545	5,798	5,500	4,768	6,047	22,113	24,164
Total revenue	$117,724	$90,970	$93,213	$97,310	$116,079	$397,572	$405,341

Revenue by Segment

(In thousands)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	FY 2016
OpenEdge	$77,672	$64,508	$65,890	$68,135	$77,639	$276,172	$276,267
Data Connectivity and Integration	17,157	6,828	7,096	8,987	18,044	40,955	48,009
Application Development and Deployment	22,895	19,634	20,227	20,188	20,396	80,445	81,065
Total revenue	$117,724	$90,970	$93,213	$97,310	$116,079	$397,572	$405,341

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	November 30, 2017		November 30, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$116,079		$117,724
Acquisition-related revenue (1)	256		288
Non-GAAP revenue	$116,335	100%	$118,012	100%	(1)%

Adjusted gross margin:
GAAP gross margin	$98,120	85%	$101,186	86%
Amortization of acquired intangibles	5,979	5	3,678	3
Stock-based compensation (2)	226	—	299	—
Acquisition-related revenue (1)	256	—	288	—
Non-GAAP gross margin	$104,581	90%	$105,451	89%	(1)%

Adjusted operating expenses:
GAAP operating expenses	$69,311	60%	$163,550	139%
Amortization and impairment of acquired intangibles	(3,318)	(3)	(3,179)	(3)
Impairment of goodwill	—	—	(92,000)	(78)
Fees related to shareholder activist	(2,020)	(2)	—	—
Restructuring expenses and other	(3,486)	(3)	(1,463)	(1)
Acquisition-related expenses	(614)	—	(791)	(1)
Stock-based compensation (2)	(4,368)	(4)	(3,232)	(3)
Non-GAAP operating expenses	$55,505	48%	$62,885	53%	(12)%

Adjusted income (loss) from operations:
GAAP operating income (loss)	$28,809	25%	$(62,364)	(53)%
Amortization and impairment of acquired intangibles	9,297	8	6,857	6
Impairment of goodwill	—	—	92,000	78
Fees related to shareholder activist	2,020	2	—	—
Restructuring expenses and other	3,486	3	1,463	1
Stock-based compensation (2)	4,594	4	3,531	3
Acquisition-related	870	—	1,079	1
Non-GAAP income from operations	$49,076	42%	$42,566	36%	15%

Adjusted diluted earnings (loss) per share:
GAAP diluted earnings (loss) per share	$0.34		$(1.52)
Amortization and impairment of acquired intangibles	0.20		0.14
Impairment of goodwill	—		1.87
Fees related to shareholder activist	0.04		—
Restructuring expenses and other	0.07		0.03
Stock-based compensation (2)	0.10		0.08
Acquisition-related	0.02		0.03
Provision for income taxes	(0.10)		(0.01)
Non-GAAP diluted earnings per share	$0.67		$0.62		8%

Non-GAAP weighted avg shares outstanding - diluted	48,171		49,229		(2)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$226		$299
Operating expenses	4,368		3,232
Total	$4,594		$3,531

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2017		November 30, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$397,572		$405,341
Acquisition-related revenue (1)	1,015		2,014
Non-GAAP revenue	$398,587	100%	$407,355	100%	(2)%

Adjusted gross margin:
GAAP gross margin	$328,413	83%	$339,629	84%
Amortization of acquired intangibles	20,108	5	15,496	4
Stock-based compensation (2)	1,016	—	899	—
Acquisition-related revenue (1)	1,015	—	2,014	—
Non-GAAP gross margin	$350,552	88%	$358,038	88%	(2)%

Adjusted operating expenses:
GAAP operating expenses	$257,799	65%	$369,338	91%
Amortization and impairment of acquired intangibles	(13,039)	(3)	(17,786)	(4)
Impairment of goodwill	—	—	(92,000)	(23)
Fees related to shareholder activist	(2,020)	(1)	—	—
Restructuring expenses and other	(22,046)	(6)	(1,692)	(1)
Acquisition-related expenses	(1,458)	—	(1,240)	—
Stock-based compensation (2)	(13,137)	(3)	(21,642)	(5)
Non-GAAP operating expenses	$206,099	52%	$234,978	58%	(12)%

Adjusted income (loss) from operations:
GAAP operating (loss)	$70,614	18%	$(29,709)	(7)%
Amortization and impairment of acquired intangibles	33,147	8	33,282	8
Impairment of goodwill	—	—	92,000	23
Fees related to shareholder activist	2,020	—	—	—
Restructuring expenses and other	22,046	5	1,692	—
Stock-based compensation (2)	14,153	4	22,541	5
Acquisition-related	2,473	1	3,254	1
Non-GAAP income from operations	$144,453	36%	$123,060	30%	17%

Adjusted diluted earnings per share:
GAAP diluted earnings (loss) per share	$0.77		$(1.13)
Amortization and impairment of acquired intangibles	0.68		0.67
Impairment of goodwill	—		1.85
Fees related to shareholder activist	0.04		—
Restructuring expenses and other	0.46		0.03
Stock-based compensation (2)	0.29		0.45
Acquisition-related	0.05		0.07
Provision for income taxes	(0.38)		(0.29)
Non-GAAP diluted earnings per share	$1.91		$1.65		16%

Non-GAAP weighted avg shares outstanding - diluted	48,516		50,039		(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$1,016		$899
Operating expenses	13,137		21,642
Total	$14,153		$22,541

OTHER NON-GAAP FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

Revenue by Type

(In thousands)	Q4 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$45,963	$26	$45,989
Maintenance	61,826	62	61,888
Services	8,290	168	8,458
Total revenue	$116,079	$256	$116,335

Revenue by Region

(In thousands)	Q4 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$66,504	$256	$66,760
EMEA	38,039	—	38,039
Latin America	5,489	—	5,489
Asia Pacific	6,047	—	6,047
Total revenue	$116,079	$256	$116,335

Revenue by Segment

(In thousands)	Q4 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$77,639	$168	$77,807
Data Connectivity and Integration	18,044	—	18,044
Application Development and Deployment	20,396	88	20,484
Total revenue	$116,079	$256	$116,335

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	Q4 2017	Q4 2016	% Change
Cash flows from operations	$32,515	$33,934	(4)%
Purchases of property and equipment	(2,512)	(2,042)	23
Free cash flow	30,003	31,892	(6)
Add back: restructuring payments	2,362	515	359
Adjusted free cash flow	$32,365	$32,407	—%

OTHER NON-GAAP FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

Revenue by Type

(In thousands)	FY 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$124,406	$163	$124,569
Maintenance	241,398	525	241,923
Services	31,768	327	32,095
Total revenue	$397,572	$1,015	$398,587

Revenue by Region

(In thousands)	FY 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$223,942	$1,015	$224,957
EMEA	130,359	—	130,359
Latin America	21,158	—	21,158
Asia Pacific	22,113	—	22,113
Total revenue	$397,572	$1,015	$398,587

Revenue by Segment

(In thousands)	FY 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$276,172	$327	$276,499
Data Connectivity and Integration	40,955	—	40,955
Application Development and Deployment	80,445	688	81,133
Total revenue	$397,572	$1,015	$398,587

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	FY 2017	FY 2016	% Change
Cash flows from operations	$105,686	$102,845	3%
Purchases of property and equipment	(3,377)	(5,786)	(42)
Free cash flow	102,309	97,059	5
Add back: restructuring payments	19,234	3,539	443
Adjusted free cash flow	$121,543	$100,598	21%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
GAAP revenue	$18,752	$19,185	$20,233	$22,895	$81,065
Add: change in deferred revenue
Beginning balance	49,252	49,237	51,693	51,736	49,252
Ending balance	49,237	51,693	51,736	52,971	52,971
Change in deferred revenue	(15)	2,456	43	1,235	3,719
Non-GAAP bookings	$18,737	$21,641	$20,276	$24,130	$84,784

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
GAAP revenue	$19,634	$20,227	$20,188	$20,396	$80,445
Add: change in deferred revenue
Beginning balance	52,971	51,298	52,400	52,615	52,971
Ending balance	51,298	52,400	52,615	53,794	53,794
Change in deferred revenue	(1,673)	1,102	215	1,179	823
Non-GAAP bookings	$17,961	$21,329	$20,403	$21,575	$81,268

SaaS Revenue (Hosted Services) from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
SaaS Revenue - Application Development and Deployment	$1,071	$1,079	$1,160	$1,163	$4,473

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
SaaS Revenue - Application Development and Deployment	$963	$854	$799	$741	$3,357

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited)

Fiscal Year 2018 Non-GAAP Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2017	November 30, 2018
(In millions)		Low	% Change	High	% Change
GAAP revenue	$397.6	$398.3	—%	$403.7	2%
Acquisition-related adjustments - revenue (1)	1.0	0.3	(70)	0.3	(70)
Non-GAAP revenue	$398.6	$398.6	—%	$404.0	1%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Fiscal Year 2018 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2018
(In millions)	Low	High
GAAP income from operations	$76.8	$81.7
GAAP operating margins	19%	20%
Acquisition-related revenue	0.3	0.3
Acquisition-related expense	0.2	0.2
Restructuring expense	3.0	2.0
Stock-based compensation	22.0	22.0
Amortization of intangibles	36.4	36.4
Fees related to shareholder activist	2.8	2.8
Total adjustments	64.7	63.7
Non-GAAP income from operations	$141.5	$145.4
Non-GAAP operating margin	35%	36%

Fiscal Year 2018 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2018
(In millions, except per share data)	Low	High
GAAP net income	$52.6	$56.2
Adjustments (from previous table)	64.7	63.7
Income tax adjustment (2)	(11.4)	(11.0)
Non-GAAP net income	$105.9	$108.9

GAAP diluted earnings per share	$1.14	$1.21
Non-GAAP diluted earnings per share	$2.29	$2.35

Diluted weighted average shares outstanding	46.3	46.3

(2) Tax adjustment is based on a non-GAAP effective tax rate of approximately 22% for Low and High, calculated as follows:
Non-GAAP income from operations	$141.5	$145.4
Other (expense) income	(5.7)	(5.7)
Non-GAAP income from continuing operations before income taxes	135.8	139.7
Non-GAAP net income	105.9	108.9
Tax provision	$29.9	$30.8
Non-GAAP tax rate	22%	22%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited)

Fiscal Year 2018 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2018
(In millions)	Low	High
Cash flows from operations (GAAP)	$115	$121
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	7	6
Adjusted free cash flow (non-GAAP)	$115	$120

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2018 GUIDANCE
(Unaudited)

Q1 2018 Non-GAAP Revenue Guidance
	Three Months Ended	Three Months Ending
	February 28, 2017	February 28, 2018
(In millions)		Low	% Change	High	% Change
GAAP revenue	$91.0	$89.9	(1)%	$92.9	2%
Acquisition-related adjustments - revenue (1)	0.2	0.1	(50)	0.1	(50)
Non-GAAP revenue	$91.2	$90.0	(1)%	$93.0	2%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Q1 2018 Non-GAAP Earnings per Share Guidance
	February 28, 2018
	Low	High
GAAP diluted earnings per share	$0.15	$0.19
Restructuring expense	0.04	0.02
Stock-based compensation	0.12	0.12
Amortization of intangibles	0.20	0.20
Fees related to shareholder activist	0.03	0.03
Total adjustments	0.39	0.37
Income tax adjustment	(0.08)	(0.08)
Non-GAAP diluted earnings per share	$0.46	$0.48